UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2011

LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 North 111th Street Omaha, Nebraska	68164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 829-6800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The description of the Amendment (as defined below) set forth in Item 2.03 of this Report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the Revolving Credit Agreement, dated January 24, 2008 by and between Lindsay Corporation (the “Company”) and Wells Fargo Bank, N.A., filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2008, and the First Amendment to the Revolving Credit Agreement, dated January 23, 2010, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 26, 2010, each of which are incorporated herein by reference (collectively, the “Revolving Credit Agreement”).

On January 23, 2011, the Company entered into a Second Amendment to Revolving Credit Agreement, by and between the Company and Wells Fargo Bank, N.A (the “Amendment”) in order to extend the Revolving Credit Agreement’s termination date from January 23, 2012 to January 23, 2014. In addition, the interest rate on borrowings under the Revolving Credit Agreement was reduced to LIBOR plus 105 basis points, subject to adjustment as set forth in the Amendment.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Second Amendment to Revolving Credit Agreement, dated January 23, 2011, by and between the Company and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDSAY CORPORATION

Dated: January 26, 2011	By:	/s/ David B. Downing
David B. Downing, President — International Operations and Chief Financial Officer